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                                                                      Exhibit 16

                [Letterhead of Richard A. Eisner & Company, LLP]


December 13, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read item 4 of Form 8-K, which was filed on or about December 10, 1999 by GHS, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with respect to the statements regarding the engagement of KPMG Peat Marwick LLP.

Very truly yours,

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP